Exhibit 10.14

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (“Agreement”), dated as of May 15, 2020, is by and between Harbor Custom Development, Inc., a Washington corporation (“Debtor”), and Olympic Views, LLC, a Washington limited liability company (“Creditor”) (individually, a “Party”; collectively, the “Parties”).

RECITALS

WHEREAS, Debtor is indebted to Creditor under a promissory note dated April 19, 2019 (the “Note”); and

WHEREAS, Creditor is willing to accept shares of common stock of the Debtor (the “Shares”) as payment of the principal and interest due under the Note upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the Parties hereto as follows:

ARTICLE 1

PAYMENT OF THE SHARES

1.1 Conversion of Debt. Debtor owes Creditor a total of $496,956 under the Note, consisting of a principal amount of $442,000 plus $54,956 of accrued interest (the “Obligation”), which includes all other monetary amounts owed under the Note as of the date of this Agreement. Debtor and Creditor agree to cancel the Note and convert the Obligation into Shares at the per Share price of Debtor’s pending initial public offering when that pricing occurs (the “Closing”). Accordingly, upon the Closing, subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, Debtor shall issue to Creditor that certain number of Shares calculated upon the Closing to satisfy the Note in full.

1.2 Instruments of Conveyance and Transfer. As soon as practicable after the Closing, Debtor shall deliver a certificate or certificates representing the Shares to Creditor sufficient to transfer all right, title and interest in the Shares to Creditor.

1.3 Consideration and Payment for the Shares. In consideration for the Shares, Creditor shall deem the Note paid in full and any security released. The Parties agree that, upon delivery of the Shares, the Note shall be deemed paid in full even if the Obligation is not in fact the exact amount reflected in this Agreement.

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ARTICLE 2

REPRESENTATIONS AND COVENANTS OF DEBTOR AND CREDITOR

2.1 Debtor hereby represents and warrants that:

(a) Debtor shall transfer title, in and to the Shares to Creditor free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent.

(b) As soon as practicable after the Closing, Debtor shall deliver to Creditor a certificate representing the Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate, which legend shall provide as follows:

THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

(c) Creditor acknowledges that the Shares will initially be “restricted securities” (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144”), that the Shares will include the foregoing restrictive legend, and, except as otherwise set forth in this Agreement, that the Shares cannot be sold unless registered with the United States Securities and Exchange Commission (“SEC”) and qualified by appropriate state securities regulators, or unless Creditor obtains written consent from Debtor and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

2.2 Creditor represents and warrants to Debtor as follows:

(a) Creditor has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Shares offered by Debtor of the size contemplated. Creditor represents that Creditor is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment. Creditor has had a full opportunity to inspect the books and records of the Debtor and to make any and all inquiries of Debtor regarding the Debtor and its business as Creditor has deemed appropriate.

(b) Creditor is an “Accredited Investor” as defined in Regulation D of the Securities Act of 1933 (the “Act”) and has sufficient knowledge and experience in financial and business matters that Creditor is capable of evaluating the merits and risks of an investment in the Shares offered by Debtor and of making an informed investment decision with respect thereto and has the capacity to protect Creditor’s own interests in connection with Creditor’s proposed investment in the Shares.

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(c) Creditor is acquiring the Shares solely for Creditor’s own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Shares.

(d) After Closing, upon the request of the Debtor, Creditor will execute any documents required to show the payment in full of this debt.

ARTICLE 3

MISCELLANEOUS

3.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

3.2 Notices. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by electronic mail (with receipt confirmed) to the addresses of the Parties as follows:

To Debtor:	Harbor Custom Development, Inc.
11505 Burnham Drive, Suite 301
Gig Harbor, WA 98332
Attn: Sterling Griffin, CEO
Email: sgriffin@harborcustomdev.com

To Creditor:	Olympic Views, LLC
11505 Burnham Drive, Suite 301
Gig Harbor, WA 98332
Attn: Reed Kelley, Manager
Email: [ ]

With Copy To:	FitzGerald Yap Kreditor
2 Park Plaza, Suite 850
Irvine, CA 92614
Attn: Lynne Bolduc, Esq.
Email: lbolduc@fyklaw.com

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by electronic mail transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if during business hours and if not during business hours, at the next business day after delivery, provided a confirmation is obtained by the sender.

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3.3 Waiver and Amendment. Any term, provision, covenant, representation, warranty, or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof. The failure or delay of any Party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such Party’s right at a later time to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

3.4 Choice of Law. This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

3.5 Jurisdiction. The Parties submit to the jurisdiction of the Courts of the County of Orange, State of California, or a Federal Court empanelled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

3.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

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3.7 Attorneys’ Fees. In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing Party in any such proceeding shall be entitled to recover from the losing Party its costs of suit, including reasonable attorneys’ fees, as may be fixed by the court.

3.8 Expenses. Each party hereto shall bear their own expenses incurred pursuant to this Agreement except as otherwise specifically set forth herein.

3.9 Conflict Waiver. Creditor hereby acknowledges that FitzGerald Yap Kreditor (“the Firm”) represents the Debtor with various legal matters and does not represent Creditor in connection with this Agreement or the contemplated transaction nor in any other respect. Creditor further acknowledges that the Firm has drafted this Agreement. Creditor has been given the opportunity to consult with counsel of its choice regarding its rights under this Agreement.

Creditor hereby waives any action he may have against the Firm regarding such conflict of interest.

3.10 Taxes. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the Party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the Party required to withhold such tax shall furnish to the Party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

[Signatures on the Following Page.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth on the first page hereof.

DEBTOR

Harbor Custom Development, Inc.

/s/ Sterling Griffin
By:	Sterling Griffin
Its:	CEO

CREDITOR

Olympic Views, LLC

/s/ Reed Kelley
By:	Reed Kelley
Its:	Manager

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